EXHIBIT 10.16


                 COMMUNICATIONS SITE LEASE AGREEMENT (BUILDING)

         This Communications Site Lease Agreement ("Agreement") is entered into this 30 day of March 1999, between NEXTEL OF CALIFORNIA, INC., a Delaware corporation, d/b/a Nextel Communications, ("Lessee"), and FIRST NATIONAL BANK, a California corporation ("Lessor").

         For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged. the parties hereto agree as follows:

         1.       Premises.

                  (a) Lessor is the owner of a parcel of land (the "Land") and building (the "Building") located in the City of Redwood City, County of San Mateo, State of California, commonly known as 700 El Camino Real (APN: 52195140) (the Building and the Land are collectively. the "Property"). The Land is more particularly described in Exhibit A annexed hereto. Lessor hereby leases to Lessee and Lessee leases from Lessor approximately Two Hundred Ten (210) square feet of space on the roof of the Building for the placement of its equipment shelter and space on the roof of (he building for the placement of up to twelve
(12) panel antennas and all access and utility easements (collectively. the "Premises"), as described in Exhibit B annexed hereto.

                  (b) Lessor hereby reserves the right upon not less than ninety (90) day's prior written notice. to require Lessee, to relocate the Lessee's antenna to another location on the Building ("Alternate Antenna Location"), in the event Lessor plans a renovation or expansion of ail or part of the Building and Lessee's antennas directly affect the portion of the Building to be renovated or expanded. In the event of such renovation or expansion of the Building:

                           (1)    (i) The Alternate Antenna Location shall, in
Lessee's sole and reasonable judgment. be similar in area and appropriateness for Lessee's purposes, (ii) Lessee is able, with reasonable efforts, to acquire any governmental approvals required for the relocation, if any, (iii) that if such required relocation occurs more than once during the Term or any Renewal Term of the Agreement, Lessor shall pay any and all expenses connected with moving Lessee, its properly and its antennas to the Alternate Antenna Location and back to the original site, provided however, any cost associated with the first temporary relocation pursuant to this Agreement shall be borne solely by Lessee

                           (2)    Upon conclusion of the Building renovation,
Lessee's antennas shall be moved back to the Premises, pursuant to the cost basis as provided in (b)(l)(iii), and Lessee will cease use of the Alternate Antenna Location.

         2. Use. The Premises may be used by Lessee for any activity in connection with the provision of communications services. Lessor agrees to cooperate with Lessee. at Lessee's expense. in making application for and obtaining all licenses, permits and any and all other necessary approvals that may be required for Lessee's intended use of the Premises.

         3. Tests and Construction. Lessee shall have the right at any time following the full execution of this Agreement to enter upon the Property for the purpose of making appropriate engineering and boundary surveys inspections, soil test borings, other reasonably necessary tests and constructing the Lessee Facilities (as defined in Paragraph 6(a) below).

         4. Term. The term of this Agreement shall be five (5) years commencing on the date Lessee begins construction of the Lessee Facilities or eighteen (18) months following full execution of this Agreement, whichever first occurs ("Commencement Date") and terminating on the fifth anniversary of the Commencement Date (the "Term") unless otherwise terminated as provided in Paragraph 10. Lessee shall have the right to extend the Term for five (5) successive five (5) year periods (the "Renewal Terms") on the same terms and conditions as set forth herein This Agreement shall automatically be extended for each successive Renewal Term unless Lessee notifies Lessor of its intention not to renew prior to commencement of the succeeding Renewal Term.

         5.       Rent.

                  (a) Within fifteen (15) business days following the Commencement Date and on the first day of each month thereafter, Lessee shall pay to Lessor as rent EIGHT HUNDRED and 001100 DOLLARS ($800.00) per month ("Rent"). Rent for any fractional month at the beginning or at the end of the Term or Renewal Term shall be prorated Rent shall be payable to Lessor at 975 El Camino Real, South San Francisco, CA 94080 Attention: Paul Hogan.

                  (b) On each anniversary of the Commencement Date, Lessee shall pay the then current Rent increased by percent (3%) of the Rent in effect for the previous year.

         6.       Facilities; Utilities; Access

                  (a) Lessee has the right to erect, maintain and operate on the Premises radio communications facilities, including without limitation an air conditioned equipment room, utility lines, transmission lines, electronic equipment, radio transmitting and receiving antennas and supporting equipment and structures thereto ("Lessee Facilities"). In connection therewith, Lessee has the right to do all work necessary to prepare, maintain and alter the Premises for Lessee's business operations and to install transmission lines connecting the antennas to the transmitters and receivers. All of Lessee's construction and installation work shall be performed at Lessee's sole cost and expense and in a good and workmanlike manner. In the event it is determined that the installation, operation or removal of the Lessee Facilities causes any damage to the roof or the membrane thereof, Lessee shall repair such damage at its sole cost and expense within a reasonable time period after notice thereof from Lessor. Lessee, at Lessor's option, may be required to paint the Lessee Facilities to match the exterior color and finish of the Building. Title to the Lessee Facilities shall be held by Lessee. All of Lessee Facilities shall remain Lessee's personal property and are not fixtures. Lessee has the right to remove all Lessee Facilities at its sole expense on or before the expiration or earlier termination of the Agreement; provided, Lessee repairs any damage to the Premises caused by such removal.

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

                  (b) Lessee shall pay for the electricity it consumes in its operations at the rate charged by the servicing utility company. Lessee shall have the right to draw electricity and other utilities from the existing utilities on the Property or obtain separate utility service from any utility company that will provide service to the Property (including a standby power generator for Lessee's exclusive use) Lessor agrees to sign such documents or easements as may be required by said utility companies to provide such service to the Premises, including the grant to Lessee or to the servicing utility company at no cost to the Lessee, of an easement in, over across or through the Land as required by such servicing utility company to provide utility services as provided herein. Any easement necessary for such power or other utilities will be at a location acceptable to Lessor and the servicing utility company.

                  (c) Lessee, Lessees employees, agents, and subcontractors shall have access to the Premises, subject to reasonable restrictions established from time to time by Lessor, on a twenty-four (24) hours a day, seven days a week basis, at no charge above and beyond any direct costs to Lessee for these provisions (including security charges) to permit off hours access. Lessor grants to Lessee, and its agents employees, contractors, a non-exclusive right and easement for pedestrian and vehicular ingress and egress across that portion of the Land described in Exhibit B.

                  (d) Lessor shall maintain all access roadways from the nearest public roadway to the Premises in a manner sufficient to allow pedestrian and vehicular access at all times under normal weather conditions. Lessor shall be responsible for maintaining and repairing such roadway, at its sole expense, except for any damage caused by Lessee's use of such roadways.

         7.       Interference.

                  (a) Lessee shall operate the Lessee Facilities in a manner that will not cause interference to Lessor and other lessees or licensees of the Property, provided that their installations predate that of the Lessee Facilities. All operations by Lessee shall be in compliance with all Federal Communications Commission ("FCC") requirements.

                  (b) Subsequent to the installation of the Lessee Facilities, Lessor shall not permit itself, its lessees or licensees to install new equipment on the Property or property contiguous thereto owned or controlled by Lessor, if such equipment is likely to cause interference with Lessee's operations. Such interference shall be deemed a mater al breach by Lessor in the event interference occurs, Lessor agrees to take all action necessary to eliminate such interference, in a reasonable time period. In the event Lessor fails to comply with this paragraph, Lessee may terminate this Agreement and/or pursue any other remedies available under this Agreement, at law, and/or at equity.

         8. Taxes. If personal property taxes are assessed, Lessee shall pay any portion of such taxes directly attributable to the Lessee Facilities. Lessor shall pay all real property taxes, assessments and deferred taxes on the Property.

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

         9.       Waiver of Lessor's Lien.

                  (a) Lessor waives any lien rights it may have concerning the Lessee Facilities, which are deemed Lessee's personal property and not fixtures, and Lessee has the right to remove the same at any time without Lessor's consent.

                  (b) Lessor acknowledges that Lessee has entered into a financing arrangement including promissory notes and financial and security agreements for the financing of the Lessee Facilities (the "Collateral") with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities) In connection therewith, Lessor (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral. as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy. attachment, or distress for any Rent due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings.

         10. Termination. This Agreement may be terminated without further liability on thirty (30) days prior written notice as follows. (i) by either party upon a default of any covenant or term hereof by the other party, which default is not cured within sixty (60) days of receipt of written notice of default, provided that the grace period for any monetary default is ten (10) days from receipt of notice; or (ii) by Lessee for any reason or for no reason, provided Lessee delivers written notice of early termination to Lessor no later than thirty (30) days prior to the Commencement Date; or (iii) by Lessee if it does not obtain or maintain any license, permit or other approval necessary for the construction and operation of Lessee Facilities; or (iv) by Lessee if Lessee is unable to occupy and utilize the Premises due to an action of the FCC, including without limitation, a take back of channels or change in frequencies; or (v) by Lessee if Lessee determines that the Premises are not appropriate for its operations for economic or technological reasons, including, without limitation, signal interference.

         11. Destruction Or Condemnation. If the Premises or Lessee Facilities are damaged, destroyed, condemned or transferred in lieu of condemnation, Lessee may elect to terminate this Agreement as of the date of the damage, destruction, condemnation or transfer in lieu of condemnation by giving notice to Lessor no more than forty-five (45) days following the date of such damage, destruction, condemnation or transfer in lieu of condemnation. If Lessee chooses not to terminate this Agreement, Rent shall be reduced or abated in proportion to the actual reduction or abatement of use of the Premises.

         12. Insurance. Lessee, at Lessee's sole cost and expense, shall procure and maintain on the Premises and on the Lessee Facilities, bodily injury and property damage insurance with a combined single limit of al least One Million and 001100 Dollars ($1,000,000.00) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Lessee, its employees and agents arising out of or in connection with Lessee's use of the Premises, all as provided for herein. Lessor, at Lessor's sole cost and expense, shall procure and maintain on the Property, bodily injury and property damage insurance with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Lessor, its employees and agents arising out of or in connection

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

with Lessor's use, occupancy and maintenance of the Property. Each party shall be named as an additional insured on the other's policy. Each party shall provide to the other a certificate of insurance evidencing the coverage required by this paragraph within thirty (30) days of the Commencement Date.

         13. Waiver of Subrogation. Lessor and Lessee release each other and their respective principals, employees, representatives and agents, from any claims for damage to any person or to the Premises or to the Lessee Facilities thereon caused by, or that result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Lessor and Lessee shall cause each insurance policy obtained by them to provide that the insurance company waives all right of recovery by way of subrogation against the other in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by Paragraph 12.

         14. Assignment and Subletting. Lessee may not assign, sublet or otherwise transfer all or any part of its interest in this Agreement or in the Premises without the prior written consent of Lessor: provided, however, that Lessee may assign its interest to its parent company, any subsidiary or affiliate of it or its parent company or to any successor-in- interest or entity acquiring fifty-one percent (51 %) or more of its stock or assets, subject to any financing entity's interest, if any, in this Agreement as set forth in Paragraph 9 above. Lessor may assign this Agreement upon written notice to Lessee, subject to the assignee assuming all of Lessor's obligations herein, including but not limited to, those set forth in Paragraph 9 above. Notwithstanding anything to the contrary contained in this Agreement, Lessee may assign, mortgage, pledge, hypothecate or otherwise transfer without consent its interest in this Agreement to any financing entity, or agent on behalf of any financing entity to whom Lessee (i) has obligations for borrowed money or in respect of guaranties thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof.

         15.      Warranty of Title and Quiet Enjoyment. Lessor warrants that:
(i) Lessor owns the Property in fee simple and has rights of access thereto;
(ii) Lessor has full right to make and perform this Agreement; and (iii) Lessor covenants and agrees with Lessee that upon Lessee paying the Rent and observing and performing all the terms, covenants and conditions on Lessee's part to be observed and performed, Lessee may peacefully and quietly enjoy the Premises. Lessor agrees to indemnify and hold harmless Lessee from any and all claims on Lessee's leasehold interest.

         16. Repairs. Lessee shall not be required to make any repairs to the Premises or Property unless such repairs shall be necessitated by reason of the default or neglect of Lessee. Except as set forth in Paragraph 6(a) above, upon expiration or termination hereof, Lessee shall restore the Premises to the condition in which it existed upon execution hereof, reasonable wear and tear and loss by casualty or other causes beyond Lessee's control excepted.

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

         17. Hazardous Substances. Lessee agrees that it will not use, generate, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor represents, warrants and agrees (1) that neither Lessor nor, to Lessor's knowledge, any third party has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any Hazardous Material on, under, about or within the Land in violation of any law or regulation, and (2) that Lessor will not, and will not permit any third party to use, generate, store or dispose of any Hazardous Material on, under, about or within the Land in violation of any law or regulation. Lessor and Lessee each agree to defend, indemnify and hold harmless the other and the other's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys' fees and costs) arising from any breach of any representation, warranty or agreement contained in this paragraph. As used in this paragraph, "Hazardous Material" shall mean petroleum or any petroleum product, asbestos, any substance known by the state in which the Land is located to cause cancer and/or reproductive toxicity, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation This paragraph shall survive the termination of this Agreement.

         18. Liability and Indemnity. Lessee shall indemnify and hold Lessor harmless from all claims (including reasonable attorneys' fees, costs and expenses of defending against such claims) arising from the negligence or willful misconduct of Lessee or Lessee's agents or employees in or about the Property. Lessor shall indemnify and hold Lessee harmless from all claims (including reasonable attorneys' fees, costs and expenses of defending against such claims) arising or alleged to arise from the acts or omissions of Lessor or Lessor's agents, employees, licensees, invitees, contractors or other tenants occurring in or about the Property. The duties described in Paragraph 18 survive termination of this Agreement.

         19.      Miscellaneous

                  (a) This Agreement constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to this Agreement must be in writing and executed by both parties.

                  (b) If any provision of this Agreement is invalid or unenforceable with respect to any party, the remainder of this Agreement or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (c) This Agreement shall be binding on and inure to the benefit of the successors and permitted assignees of the respective parties.

                  (d) Any notice or demand required to be given herein shall be made by certified or registered mail, return receipt requested, or reliable overnight courier to the address of the respective parties set forth below:

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

Lessor:                                Lessee:

FIRST NATIONAL BANK,                   NEXTEL OF CALIFORNIA, INC.
a California corporation               a Delaware corporation,
975 El Camino Real                     d/b/a Nextel Communications
South San Francisco, CA 94080          1255 Treat Blvd., Suite 800
Phone:(650) 875-4864                   Walnut Creek, CA 94596
Attn: Paul Hogan                       Attn: Property Manager

                       With a copy to: Nextel Communications, Inc.
                                       2001 Edmund Halley Drive
                                       Reston, VA 20191-3436
                                       Attn: Legal Department, Contracts Manager

Lessor or Lessee may from time to time designate any other address for this purpose by written notice to the other party.

                  (e) This Agreement shall be governed by the laws of the State of California.

                  (f) Lessor acknowledges that a Memorandum of Agreement in the form annexed hereto as Exhibit C will be recorded by Lessee in the Official Records of the County where the Property is located. In the event the Property is encumbered by a mortgage or deed of trust, Lessor agrees to obtain and furnish to Lessee a non-disturbance and attornment instrument for each such mortgage or deed of trust.

                  (g) Lessee may obtain title insurance on its interest in the Premises. Lessor shall cooperate by executing documentation required by the title insurance company.

                  (h) In any case where the approval or consent of one party hereto is required, requested or otherwise to be given under this Agreement, such party shall not unreasonably delay or withhold its approval or consent.

                  (i) All Riders and Exhibits annexed hereto form material parts of this Agreement.

                  (j) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LESSOR:                                LESSEE:

FIRST NATIONAL BANK                    NEXTEL OF CALIFORNIA, INC.,
a California corporation               a Delaware corporation,
                                       d/b/a Nextel Communications


PAUL HOGAN

By:    /s/ PAUL B. HOGAN               By:    /s/ MARK NELSON
Date:  11/30/99                        Date:  Jan 08, 2000
Title: President & Chief Operating     Title: Vice President Of Engineering
       Officer                                Nextel of California Inc.
       ---------------------------            -----------------------------

Tax ID#: 94-6064034
         -------------------------


JAMES B. RAMSEY, SR.
By:      /s/ JAMES B. RAMSEY
Date:    11/30/99
Title:   Senior Vice President and Chief Financial Officer
         -------------------------------------------------
Tax ID#:
         -------------------------------------------------

                                    EXHIBIT A

                               DESCRIPTION OF LAND

         to the Agreement dated 11/30/ , 1999, by and between, FIRST NATIONAL BANK, a California corporation, as Lessor and NEXTEL OF CALIFORNIA, INC., a Delaware corporation, d/b/a Nextel Communications, as Lessee.

The Land is described and/or depicted as follows (metes and bounds description):

APN: 52195140     (page 1 of 2)


         ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA. DESCRIBED AS FOLLOWS:

         CITY OF REDWOOD CITY

         PARCEL I:
         ---------

         LOT 2 IN BLOCK 2 AS SHOWN ON THAT CERTAIN MAP ENTITLED "MAP OF RESUBDIVISION OF DINGEE PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA ON JULY 8, 1908 IN BOOK 6 OF MAPS AT PAGES 25 AND 26.

         EXCEPTION THEREFROM THAT PORTION THEREOF DESCRIBED IN THE DEED FROM FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION TO LOUIS B. DEMATTEIS, ET, UX. RECORDED MARCH 15, 1963 IN BOOK 4412 AT PAGE 526 AS DOCUMENT NO. 71169-V OF OFFICIAL RECORDS.

         PARCEL II:
         ----------

         A PORTION OF LOT 1 IN BLOCK 2 AS SHOWN ON THAT CERTAIN MAP ENTITLED "MAP OF RESUBDIVISION OF DINGEE PARK": FILED IS THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA JULY 8, 1908 IN BOOK 6 OF MAPS AT PAGE 26, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 1 IN THE SOUTHEASTERLY LINE OF BREWSTER AVENUE; THENCE ALONG SAID LINE OF BREWSTER AVENUE NORTH 44(degree) 32' 30" EAST 44.55 FEET TO THE SOUTHWESTERLY LINE OF LAND CONVEYED BY DEED FROM REDWOOD HIGHLANDS COMPANY, LTD., TO STATE. OF CALIFORNIA. DATED FEBRUARY 25, 1937 AND

         RECORDED MARCH 26. 1937 IN BOOK 736 AT PAGE 270 OF OFFICIAL RECORDS; THENCE ALONG SAID LINE OF PROPERTY SO CONVEYED TO STATE OF CALIFORNIA, SOUTH 43(degree) 00' 63.12 FEET: THENCE SOUTH 44(degree) 32' 30" WEST
         41.83 FEET TO THE SOUTHWESTERLY BOUNDARY OF SAID LOT 1: THENCE ALONG SAID BOUNDRY OF LOT 1, NORTH 45(degree) 27' 30" WEST 53.06 FEET TO THE POINT OF BEGINNING.

         PARCEL III:
         -----------

         BEGINNING AT A POINT OF THE DIVIDING LINE BETWEEN LOTS 1 AND 2 IN BLOCK 1 AS SHOWN ON THAT CERTAIN MAP ENTITLED "MAP OF RESUBDIVISION OF DINGEE PARK FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA ON JULY 8, 1908 IN BOOK 6 OF MAPS AT PAGES 25 AND
         26. SAID POINT BEING DISTANT ON SAID LINE NORTH 45(degree) 27' 30" WEST
         42.99 FEET FROM THE MOST SOUTHERLY. CORNER OF SAID LOT I, AS SHOWN ON SAID MAP; THENCE POINT OF BEGINNING. CONTINUING ALONG SAID LINE DIVIDING LOTS 1 AND 2, NORTH 45(degree)27' 30" WEST 23.95 FEET; THENCE LEAVING SAID LINE NORTH 44(degree) 31' 30'` EAST 41.83 FEET TO THE SOUTHWESTERLY LINE OF EL CAMINO REAL AS WIDENED; THENCE ALONG SAID SOUTHWESTERLY LINE SOUTH 43(degree) 00' EAST 23.92 FEET; THENCE LEAVING SAID LINE SOUTH 44(degree) 28' 04' WEST 40.80 FEET TO THE POINT OF BEGINNING AND BEING A PORTION OF LOT 1 IN BLOCK 2 AS SHOWN ON SAID MAP.

         PARCEL IV:
         ----------

         BEGINNING AT A POINT ON THE DIVIDING LINE BETWEEN LOTS 1 AND 2 IN BLOCK AS SHOWN ON THAT CERTAIN MAP ENTITLED "MAP OF RESUBDIVISION OF DINGEE PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STAT OF CALIFORNIA ON JULY 8, 1908 IN BOOK 6 OF MAPS AT PAGES 25 AND 26, SAID POINT DISTANT ON SAID LINE NOTRH 45(degree) 27' 30" WEST 42.99 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 1, AS SHOWN ON SAID MAP; THENCE FROM SAID POINT OF BEGINNING, LEAVING SAID LINE SOUTH 44(degree) 28' 04" 0.36 FEET; THENCE NORTH 45(degree) 10' 17" WEST
         23.95 FEET; THENCE NORTH 44(degree) 32' 30" EAST 0.24 FEET. TO A POINT ON SAID LINE DIVIDING LOTS 1 AND 2; THENCE ALONG SAID LNIE SOUTH 45(degree) 27' 30" EAST 23. 95 FEET TO THE POINT OF BEGNNING AND BEING A PORTION OF LOT 2 IN BLOCK 2 AS SHOWN ON SAID MAP.

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

         PARCEL IV:
         ----------

         BEGINNING AT A POINT IN THE DIVIDING LINE BETWEEN LOTS 1,2 AND 5 IN BLOCK 2 AND WHICH POINT IS ALSO THE MOST SOUTHERLY CORNER OF 1, AS SHOWN ON THAT CERTAIN MAP ENTITLED " MAP OF RESUBDIVISION OF DINGEE PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA ON JULY 8, 1908 IN BOOK 6 0F MAPS AT PAGES 25 AND 26; THENCE FROM SAID POINT OF BEGINNING NORTH 45(degree) 27' 30" WEST
         43.03 FEET ALONG THE DIVIDING LINE BETWEEN LOTS 1 AND 2; THENCE NORTH 44(degree) 32' 30" EAST 40.81 FEET TO A POINT ON THE SOUTHWESTERLY LINE OF EL CAMINO REAL AS WIDENED; THENCE ALONG SAID LINE SOUTH 43(degree) 00' EAST 43.07 FEET TO A POINT ON THE DIVIDING LINE BETWEEN LOTS 1 AND 5 AS SHOWN ON THE AFOREMENTIONED MAP; THENCE SOUTH 44(degree) 32' 30" WEST.38.96 FEET ALONG SAID DIVIDING LINE TO THE POINT OF BEGINNING AND BEING A PORTION OF LOT 1 IN BLOCK 2 AS SHOWN ON SAID MAP.

                                    EXHIBIT B

                             DESCRIPTION OF PREMISES

         to the Agreement dated NOV. 20, 1999, by and between FIRST NATIONAL BANK, a California corporation, as Lessor and NEXTEL OF CALIFORNIA, INC., a Delaware corporation, d/b/a Nextel Communications, as Lessee.

         The Premises are described and/or depicted as follows:


                                [GRAPHIC OMITTED]


Notes:
-----

1. This Exhibit may be replaced by a land survey of the Premises once it is received by Lessee.

2. Setback of the Premises from the Land's boundaries shall be the distance required by the applicable governmental authorities

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

3. Width of access road shall be the width required by the applicable governmental authorities, Including police and fire departments.

4. The type, number and mounting positions and locations of antennas and transmission lines are illustrative only Actual types, numbers, mounting positions may vary from what is shown above.

5. The location of any utility easement is illustrative only. Actual location shall be determined by the servicing utility company in compliance with all local laws and regulations.


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

                                    EXHIBIT C

                             MEMORANDUM OF AGREEMENT

CLERK: Please return this document to:
NEXTEL OF CALIFORNIA, INC.
1255 Treat Blvd., Suite 800
Walnut Creek, CA 94596
Attn: Property Manager

         This Memorandum of Agreement is entered into on this 30 day of November, 1999, by and between FIRST NATIONAL BANK, a California corporation with an address at 975 El Camino Real, South San Francisco, CA 94080 (hereinafter referred to as "Lessor") and NEXTEL OF CALIFORNIA, INC., a Delaware corporation, d/b/a Nextel Communications, with an office at 1255 Treat Blvd., Suite 800, Walnut Creek, CA 94596, (hereinafter referred to as "Lessee")

1. Lessor and Lessee entered into a Communications Site Lease Agreement ("Agreement") on the day of 1999, for the purpose of installing, operating and maintaining a radio communications facility and other improvements. All of the foregoing are set forth in the Agreement.

2. The term of this Agreement shall be five (5) years commencing on the date Lessee begins construction of the Lessee Facilities or eighteen (18) months following full execution of this Agreement, whichever first occurs ("Commencement Date") and terminating on the fifth anniversary of the Commencement Date (the "Term") unless otherwise terminated as provided in Paragraph 10. Lessee shall have the right to extend the Term for five (5) successive five (5) year periods (the "Renewal Terms") on the same terms and conditions as set forth herein This Agreement shall automatically be extended for each successive Renewal Term unless Lessee notifies Lessor of its intention not to renew prior to commencement of the succeeding Renewal Term.

3. The Land which is the subject of the Agreement is described in Exhibit A annexed hereto. The portion of the Land being leased to Lessee (the "Premises") is described in Exhibit B annexed hereto.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Agreement as of the day and year first above written.


LESSOR:                                LESSEE:

FIRST NATIONAL BANK                    NEXTEL OF CALIFORNIA, INC.,
a California corporation               a Delaware corporation,
                                       d/b/a Nextel Communications

                                 AMENDMENT NO. 1

         THIS AMENDMENT NO, 1 ("Amendment") is attached to and made a part of that certain Communications Site Lease Agreement ("Agreement") dated November 30, 1999, by and between NEXTEL OF CALIFORMA, ING., a Delaware corporation, d/b/a Nextel Communications ("Lessee") and FIRST NATIONAL BANK, a California Corporation ("Lessor").

         Unless expressly defined herein, the terms in this Amendment shall have the same meaning as in the Agreement. In case of any inconsistencies between the terms and conditions contained in the Agreement and the terms and conditions contained herein, the terms and conditions herein shall control. Except as set forth below, all provisions of the Agreement remain unchanged and in full force and effect.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. That Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the attached construction drawings as the Revised Exhibit B attached hereto and made a part hereof.

2. Under Paragraph 1(a) of the Agreement, the following language shall be deleted in its entirety: "Lessor hereby leases to Lessee and Lessee leases from Lessor approximately Two Hundred Ten (210) square feet of space on the roof of the Building for the placement of its equipment shelter and space on the roof of the building for the placement of up to twelve (12) panel antennas and all access and utility easements (collectively, the "Premises"), as described in Exhibit B annexed hereto," and shall be replaced with the following: "Lessor hereby leases to Lessee and Lessee leases from Lessor approximately Four Hundred and Twenty-Five (425) square feet of space on the roof of the Building for the placement of its equipment shelter and space on the roof of the building for the placement of up to twelve (12) panel antennas and all access and utility easements (collectively, the "Premises"), as described in the Revised Exhibit B annexed hereto."

3. Under Paragraph S(a) of the Agreement, the following language shall be deleted in its entirety: "Within fifteen (15) business days following the Commencement Date and on the first day of each month thereafter, Lessee shall pay to Lessor as rent EIGHT HUNDRED and 00/100 DOLLARS ($800.00) per month ("Rent")," and shall be replaced with the following: "Within fifteen (15) business days following the Commencement Date and on the first day of each month thereafter, Lessee shall pay to Lessor as rent ONE THOUSAND THREE HUNDRED AND FIFTY and 00/100 DOLLARS ($1,350.00) per month ("Rent")."

4. At the end of Paragraph 6(b) of the Agreement, the following language shall be added: "if Lessee submeters utilities, Lessee shall reimburse the Lessor for the cost of utility service provided to the Premises and attributable to Lessee's use ("Utility Charge"). Lessee shall pay the estimated cost of the Utility Charge monthly in advance together with the monthly Rent. The parties estimate the Utility Charge at the Commencement Date to be THREE HUNDRED and

00/100 DOLLARS ($300.00) per month. Semi-annually Lessee shall adjust the Utility Charge to reflect the actual electrical usage by Lessee. If Lessee has made overpayments on the Utility Charge, Lessee shall credit such overpayment against future Utility Charges. If Lessee has underpaid the Utility Charge Lessee shall adjust the Utility Charge to include such underpayment, and, if requested by Lessee, Lessor shall supply to Lessee supporting documentation verifying the actual usage of electricity by Lessee."

5. Following the second sentence of Paragraph 6(b), the following language shall be added: "In the event that Lessee brings a temporary standby generator onto the Property, Lessee shall pay Lessor THIRTY and 00/100 DOLLARS ($30.00) per day, as compensation for the parking space that Lessee will be occupying for the use of the generator."


                       ***SIGNATURES ON FOLLOWING PAGE***

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the ______day of ________________, 2000.


LESSOR:                                LESSEE:

FIRST NATIONAL BANK                    NEXTEL OF CALIFORNIA, INC.,
a California corporation               a Delaware corporation,
                                       d/b/a Nextel Communications

By:    /s/ PAUL B. HOGAN               By:    /s/ COLIN HOLLAND
       ------------------------------         ------------------------------
       Paul Hogan                             Colin Holland

Title: President & Chief Operating     Title: Area VP of Engineering and
       Officer                                Operations
       ------------------------------         ------------------------------

Date:  8/15/00                         Date:  8/28/00

By:    /s/ JAMES B. RAMSEY
       ------------------------------
       James B. Ramsey, Sr.

Title: Senior Vice President and Chief
       Financial Officer
       -------------------------------

Date:  8/15/00

                                         Nextel Communications
                                         1255 Treat Boulevard, Suite 800, Walnut
                                         Creek, CA 94596
                                         925 279-2300   FAX 925 279-2301

NEXTEL


SENT VIA FEDERAL EXPRESS
------------------------

September 29, 2000

First National Bank,
a California corporation
Attention: Paul Hogan
975 El Camino Real
South San Francisco, CA 94080

Re:      Nextel Site #: CA-II 7411/ Wellesey Park
         Communications Site Lease Agreement dated November 30. 1999 ("Agreement"), between NEXTEL OF CALIFORNIA, INC., a Delaware corporation, d/b/a Nextel Communications ("Nextel ") and FIRST NA TIONL BANK, a California corporation ("Lessor")

Dear Mr. Hogan:

Pursuant to our conversation on Tuesday, September 26, 2000, Nextel and Lessor are in agreement that the letter sent by Nextel to Lessor, dated August 28, 2000, sets forth an incorrect Commencement Date due to construction changes at the site. Nextel started construction once all parties were m agreement, on August 31, 2000. Therefore the correct Commencement Date is August 31, 2000.

In addition, a check was sent to Lessor for said monthly rent and utilities in the amount of Eight Thousand Thirty Seven and 21/100 Dollars ($8037.21), covering from May 5, 2000. through September 30, 2000. Please return that check to me, so that I may send the revised amount of Two Thousand Seven Hundred Fourty-Three and 551100 Dollars ($2743.55), covering August 31, 2000, through October 31, 2000.

Please sign below as your acknowledgement of the correct Commencement Date and return this letter in the enclosed envelope. If you have any questions regarding your Agreement, please call me at (925) 279-5733. We appreciate being your tenant.

Sincerely,


/s/ GINA LA BIER
------------------------------
Gina La Bier
Sr. Property Administrator             AGREED TO AND ACCEPTED:

Enclosure                              By:    /s/ PAUL B. HOGAN
                                              ------------------------------
                                              Paul B. Hogan
                                       Title: President
                                              ------------------------------
cc:      Site Leasing Services         Date:  10/2/00
         Site Book                            ------------------------------
         PM File


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